EXHIBIT 10.10

                   SETTLEMENT AGREEMENT AND GENERAL RELEASE

      This Settlement Agreement and General Release ("Agreement") is made and entered into, on this 8th day of November 2000, by and between Pall Corporation
(Pall) and Rochem Environmental, Inc. ("Company"). Pall and Company are collectively referred to as the "Parties".

      WHEREAS, the Parties have entered into various agreements; and

      WHEREAS, disputes have arisen regarding the performance of such agreements;

      WHEREAS, the Parties desire to settle such disputes, and intend this Agreement to set forth their entire understanding with respect to such matters;

      NOW THEREFORE, the Parties intend to be legally bound hereby and in consideration of the mutual covenants herein contained, do hereby agree as follows:

      1. TERMINATION OF LETTER OF INTENT. The Letter of Intent by and between the Parties dated July 17, 2000 is hereby terminated.

      2. TERMINATION OF DISTRIBUTOR AGREEMENT. The Distributor Agreement dated September 1, 1993 by and between Separation Technology Systems, Inc. and Rochem Separation Systems, of which the Company and Pall are successors in interest, respectively, is hereby terminated and no force and effect.

      3. RETURN OF COMPANY STOCK. Pall agrees to return 8,589,714 shares of Company common stock to Company. This represents Pall's total ownership of Company.

      4. FORGIVENESS OF PROMISSORY NOTE. Pall hereby forgives the $480,136.67 promissory note dated July 17, 2000.

      5. NON-COMPETE. The Company agrees and covenants that for five (5) years following the date of this Agreement, the Company shall not directly or indirectly engage in any business related to the sale of Reverse Osmosis/Nano filtration equipment regarding accounts delineated in Exhibit A attached, and to the marine market, without written consent of Pall.

      6. INQUIRIES. The Company agrees to forward all inquiries for the provision of Pall Reverse Osmosis/Nano filtration equipment solely to Pall.

      7. RELEASE OF COMPANY. For the consideration set forth in paragraphs 1, 2, 3 above, Pall, on behalf of itself and its assigns does hereby IRREVOCABLY AND UNCONDITIONALLY RELEASE, ACQUIT AND FOREVER DISCHARGE the Company, its subsidiaries, and affiliates as well as all of their respective present and former directors, officers, affiliates, agents, representatives, employees, successors and assigns from any and all liabilities, damages, actions, causes of action and claims of any nature, kind or description whatsoever, whether accrued or to accrue, which Pall ever had, now has or hereafter may have against any of them through the date of this Agreement arising out of any act, omission, transaction, agreement or occurrence, including, but not limited to, all acts, omissions, transactions, occurrences, and claims related to or arising out of the subject matter hereof and Pall's relationship and dealings with the Company, its subsidiaries and/or affiliates, which may be the basis of any claims of any kind, whether sounding in contract or tort or arising our of statute or common law as well as any, complaint, charge, or proceeding in any federal, state or local court or administrative proceeding of any kind, or any other statute or regulation or independent tort claim. Pall further covenants not to sue the Company, or any of its parents, subsidiaries, affiliates, former or present officers, agents, representative, employees, successors or assigns in their individual capacities on any such claim, action, or cause of action.

      8. RELEASE OF PALL. For the consideration set forth in paragraphs 1, 2, 3 above, the Company, on behalf of itself and its assigns does hereby IRREVOCABLY AND UNCONDITIONALLY RELEASE, ACQUIT AND FOREVER DISCHARGE Pall, its subsidiaries, and affiliates as well as all of their respective present and former directors, officers, affiliates, agents, representative, employees, successors, and assigns from any and all liabilities, damages, actions, causes of action and claims of any nature, kind or description whatsoever, whether accrued to accrue, which the Company ever had, now has or hereafter may have against any of them through the date of this Agreement arising out of any act, omission, transaction, agreement or occurrence, including, but not limited to, all acts, omissions, transactions, occurrences, and claims related to or arising out of the subject matter hereof and the Company's relationship and dealings with Pall, its subsidiaries and/or affiliates, which may be the basis of any claims of any kind, whether sounding in contract or tort or arising out of statute or common law as well as any, complaint, charge, or proceeding in any federal, state or local court or independent tort claim. The Company further covenants not to sue Pall, or any of its parents, subsidiaries, affiliates, former or present officers, agents, representative, employees, successors or assigns in their individual capacities on any such claim, action, or cause of action.

      9. DO NOT DISPARAGE. Both Parties agree that they will do nothing, by word or deed, to criticize, disparage, harm or discredit the interests, character or reputation of the other Party, or to cause the other Party to appear in an unfavorable light, or to damage in any way the other Parties relations with the media, employees, vendors or customers.

      10. ASSIGNABLITY. Except as expressly indicated herein, this Agreement is intended to bind and inure to the benefit of, and be enforceable by the Company and Pall and their respective heirs, legal representative, successors, and assigns.

      11. BOARD MEMBERSHIP. William Palmer agrees to resign his position on the Board of Directors of Company upon execution of the Agreement.

      12. GOVERNING LAW. This Settlement Agreement and General Release is made and entered into in the State of New York and shall in all respects be interpreted, enforced, and governed under the laws of the State of New York.

      13. CONSTRUCTION. The language of all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against either of the Parties. The Parties further agree that there will be no presumption that any ambiguity in the Agreement shall be construed against the drafter of the Agreement.

      14. SAVINGS CLAUSE. Should any provision of this Agreement be declared to be determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term, or provision shall be deemed not to be a part of this Agreement.

      15. ENTIRETY OF AGREEMENT. This Agreement sets forth the entire Agreement between the Parties respecting the subject matter thereof, and fully supersedes any and all prior agreements or understandings between the Parties pertaining to the subject matter hereof.

      PLEASE READ CAREFULLY. THIS GENERAL RELEASE INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS ARISING PRIOR TO ITS EXECUTION. YOU MAY CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS AGREEMENT.

                  PALL CORPORATION

                  By:_______________________________________________


                  Print Name and Title:_____________________________


                  Date:_____________________________________________


                  ROCHEM ENVIRONMENTAL, INC.


                  By:________________________________________________


                  Print Name and Title:_______________________________



Date:_______________________________________________

EXHIBIT A

                               NON-COMPETE LIST


1.    TVX Mineral Hill Mine

2.    Natural Chem

3.    Chevron Refinery

4.    Coastal Chem

5.    Huntsman

6.    Borden Chemical

7.    Celanese Canada

8.    KMCO

9.    Natural Fruit Products

10.   Houston Chemical Services

11.   PCS Nitrogen

12.   IMC Agrico

13.   CF Industries

14.   Cargill

15.   Cytec Industries

16.   Enron/Pemex